EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SonoSite, Inc:

We consent to the incorporation by reference in the registration statements (Nos. 333-97973, 333-89518, 333-51820, 333-82739, 333-49401, 333-74833, 333-60112, 333-110913, 333-124451, and 333-124452) on Form S-8 and registration statements (Nos. 333-91083, 333-68610 and 333-83278) on Form S-3 of SonoSite, Inc. of our reports dated March 14, 2008, with respect to the consolidated balance sheets of SonoSite, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, cash flows, and shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of SonoSite, Inc.

Our report dated March 14, 2008 on the consolidated financial statements referred to above refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP

Seattle, Washington

March 14, 2008